UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2024

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, the Board of Directors (the “Board”) of The Greenbrier Companies, Inc. (the “Company”) appointed Michael J. Donfris, 60, to serve as the Company’s Senior Vice President, Finance, effective as of June 17, 2024, and to then serve as the Company’s Senior Vice President, Chief Financial Officer (principal financial officer), effective as of the day immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2024, which is currently anticipated to be filed on July 8, 2024. Lorie L. Tekorius, the Company’s Chief Executive Officer and President, will cease serving as the Company’s principal financial officer at the end of the day on the date of filing such Form 10-Q.

Mr. Donfris has served as the Chief Financial Officer of R. J. Corman Railroad Group, LLC, an independent holding company operating several short line railroads and providing a diverse range of railroad services nationwide, since November 2020. From 2018 to 2020, he served as Vice President Global Finance of Flowserve, a leading global manufacturer and service provider of flow control systems. Mr. Donfris served as Vice President Finance and Chief Accounting Officer of Trinity Rail, a diversified market-leading manufacturer of products and service in the railcar industry, from 2016 to 2018, and served as the company’s Vice President Finance and Accounting from 2015 to 2016. Prior to that, Mr. Donfris held various roles in the finance department of Kimberly-Clark Corporation for nearly 30 years. Mr. Donfris holds a B.S., Business Administration, from the University of Minnesota.

In connection with the commencement of his employment with the Company, Mr. Donfris entered into an offer letter with Greenbrier Leasing Company LLC, dated May 15, 2024 (the “Offer Letter”). The Offer Letter provides for an annual base salary of $630,000 and an annual bonus opportunity targeted at 95% of annual base salary. The Offer Letter also provides for an equity award package covering Company common stock valued at approximately $900,000. Approximately 50% of the equity award package will be in the form of time-based restricted stock units (“RSUs”), vesting through October 2026, subject to continued employment, and the remainder will be in the form of target performance-based restricted stock units (“PSUs”), subject to achievement of performance goals and continued employment over a three-year performance period pursuant to the Company’s PSU program for fiscal year 2024. The RSUs and the PSUs will be granted under the Company’s 2021 Stock Incentive Plan. Finally, the Offer Letter provides for Mr. Donfris’ participation in the Company’s change of control program for officers (with a severance multiple of two), a cash retention award of $125,000, subject to continued employment for one year (to provide Mr. Donfris an opportunity to earn imminent compensation payments that he forfeited with his prior employer and to further incentivize Mr. Donfris’ continued employment with the Company), and $50,000 to assist Mr. Donfris with relocation costs (which relocation costs are required to be repaid to the Company in the event Mr. Donfris voluntarily terminates his employment without “good reason” or the Company terminates his employment for “cause”, in each case during his first year of employment with the Company). The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended May 31, 2024.

There are no arrangements or understandings between Mr. Donfris and any other persons pursuant to which he was selected as the Company’s Senior Vice President, Chief Financial Officer (principal financial officer). There are also no family relationships between Mr. Donfris and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On May 21, 2024, the Company issued a press release announcing the appointment of a new Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including the information contained in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of The Greenbrier Companies, Inc., dated May 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: May 21, 2024	By:	/s/ Christian M. Lucky
Senior Vice President, Chief Legal and Compliance Officer